Viad Corp Acquires Event Housing Services Firms

Strengthens GES' Live Event Service Offerings with Acquisitions of onPeak and Travel Planners

PHOENIX, Oct. 8, 2014 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that it acquired onPeak LLC and Travel Planners, Inc., two leading event housing services providers in the United States, on October 7, 2014. The combined businesses will serve their clients under the name onPeak, a GES Global Company ("onPeak | GES"). The acquisitions are expected to be accretive to Viad's 2015 earnings and dilutive to Viad's 2014 earnings primarily as a result of upfront integration expenses.

Paul B. Dykstra, Viad's chairman, president and chief executive officer, said, "As part of our strategy to expand our Marketing & Events Group to become the preferred global full service provider to the live events market, we had identified event housing as a key adjacent service for GES. The U.S. event housing market is large and attractive, with an estimated addressable market size of about $200 million and operating margins that are accretive to GES' operating margins. We are excited to have immediately gained a leading position in that market through the acquisition of onPeak and Travel Planners and look forward to offering yet another value-added service to all parties - event organizers, exhibitors, attendees and hoteliers."

With 60 years of combined experience, the new onPeak | GES provides best-in-class housing services to approximately 60 percent of the top 250 U.S. events. As the exclusive distributor of housing services for an event, onPeak | GES leverages its scale and industry-leading technology to offer convenient and affordable hotel accommodations to event attendees and exhibitors. onPeak | GES manages the complexities of hotel booking administration before, during and after the event, including, securing room blocks with local hotels, marketing those reserved blocks to event attendees and exhibitors, managing attendee and exhibitor reservations and addressing any housing concerns during the event.

The new onPeak | GES will be led by Michael Howe, former president of onPeak. Howe, an experienced executive in event housing, will report to Steve Moster, president of Viad's Marketing & Events Group, as executive vice president of onPeak | GES.

Moster said, "We are always looking for ways to make our clients' jobs easier and more enjoyable. With just one point of contact, they now have the ability to manage their guests' complete event experience. Exhibitors, attendees and event organizers will receive the best housing services and powerful, easy-to-use technology. We are very excited to welcome Travel Planners and onPeak to the GES Global Network.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information about Viad and its Marketing & Events Group, visit the company's website at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie J. Long
Investor Relations
(602) 207-2681
ir@viad.com

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